Exhibit 99.1

NEWS RELEASE

CONTACT: Jerry Sleve
Vice President - Administration
Phone: (607) 936-3758 ext. 223
Fax: (607) 936-2844
Date: August 18, 2006
FOR IMMEDIATE RELEASE

Corning Natural Gas announces share price for C&T acquisition plan

Corning, NY (Friday, August 18, 2006) - The Corning Natural Gas Corporation board of directors has announced an amendment to the Merger Agreement with C&T Enterprises, Inc. that includes the establishment of a price of $16.50 for each share of Corning Natural Gas stock.

“The ability by the Company, to arrive at a firm price per share has not been possible until now,” said Thomas K. Barry, Chairman & CEO of Corning Natural Gas.  “We believe that the merger with C&T will be in the best interest of our customers, employees and stockholders.”  The merger remains subject to the approval of Corning’s stockholders and other standard closing conditions.  Corning presently expects to complete the merger by October 31, 2006.

Corning Natural Gas, with headquarters in Corning, NY, is a natural gas distribution utility that serves approximately 14,500 customers in the New York counties of Steuben and Chemung.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Corning’s actual results may differ materially from those contemplated by the forward-looking statements.  These forward-looking statements reflect management’s current expectations, are based on many assumptions, and are subject to certain risks and uncertainties.  Corning does not intend to update or publicly release any revisions to the forward-looking statements.

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